EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of UltraGuard Water Systems Corp on Form 10-QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission, Ken Fielding, President and Chief Executive Officer, and John R Gaetz. Vice-President and Chief Financial Officer of UltraGuard Water Systems Corp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarban-Oxley Act of 2002, to our knowledge

(1)	the quarterly report of UltraGuard Water Systems Corp for the period ended June 30, 2003, fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such quarterly report of UltraGuard Water Systems Corp for the period ended June 30, 2003 fairly represents, in all material respects, the financial conditions and results of operations of UltraGuard Water Systems Corp.

/s/ Ken Fielding
Ken Fielding
President and Chief Executive Officer

/s/ John R Gaetz
John R Gaetz
Vice-President and Chief Financial Officer